Exhibit 1.1

Execution Version

25,000,000 COMMON UNITS

REPRESENTING LIMITED PARTNER INTERESTS

ENABLE MIDSTREAM PARTNERS, LP

UNDERWRITING AGREEMENT

April 10, 2014

April 10, 2014

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Goldman, Sachs & Co.

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC, Barclays Capital Inc. and Goldman, Sachs & Co. are acting as representatives (collectively, the “Representatives”), 25,000,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (the “Common Units”). Enogex Holdings LLC, a Delaware limited liability company (the “Selling Unitholder”), proposes to issue and sell to the Underwriters up to 3,750,000 additional Common Units (the “Additional Units”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 3 hereof. The Firm Units and the Additional Units are hereinafter referred to collectively as the “Units.”

It is understood and agreed to by all parties hereto that as of the date hereof:

(a)	Each of CenterPoint Energy Resources Corp., a Delaware corporation (“CERC”), and OGE Enogex Holdings LLC, a Delaware limited liability company (“OGEH”), directly owns a 50% limited liability company interest in Enable GP, LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”);

(b)	(i) CERC directly owns a 58.333% limited partner interest in the Partnership; (ii) OGEH directly owns a 28.456% limited partner interest in the Partnership; (iii) the Selling Unitholder and Bronco Midstream Infrastructure LLC, a Delaware limited liability company (“Bronco” and, together with the Selling Unitholder, the “ArcLight Entities”), collectively own a 13.212% limited partner interest in the Partnership; and (iv) the General Partner owns a non-economic general partner interest in the Partnership; and

(c)	The Partnership owns, directly or indirectly, 100% of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as applicable, of the entities set forth on Schedule II hereto (each, an “Operating Subsidiary” and collectively, the “Operating Subsidiaries”), except for Southeast Supply Header, LLC, a Delaware limited liability company (“SESH”), in which the Partnership directly owns 24.95% of the limited liability company interests, and Enable Infrastructure Holdings II, LLC, in which the General Partner owns all of the non-economic management rights.

Immediately prior to or on the Closing Date (as hereinafter defined), the following transactions will occur:

(a)	The General Partner, CERC, OGEH, and the ArcLight Entities will enter into the second amended and restated limited partnership agreement of the Partnership (the “Partnership Agreement”);

(b)	The public offering of the Firm Units contemplated hereby will be consummated; and

(c)	The Partnership will receive the net proceeds received from the sale of the Units and use such proceeds as provided in the “Use of Proceeds” section of the Registration Statement (as hereinafter defined).

The transactions contemplated in subsections (a) through (c) above are collectively referred to herein as the “Transactions.” The Partnership and the General Partner are hereinafter referred to as the “Enable Parties.” The Partnership, the General Partner and the Operating Subsidiaries are hereinafter referred to as the “Enable Entities.” The Enable Parties and the Selling Unitholder are sometimes hereinafter referred to individually as a “Seller” and collectively as the “Sellers.”

The “Organizational Documents” shall mean the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of July 30, 2013 (as it may be amended from time to time, the “GP LLC Agreement”), the Partnership Agreement and the bylaws and limited liability company agreement, as applicable, of each of the following significant subsidiaries (as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act) of the Partnership: Enable Intrastate Holdings II, LLC, Enable Oklahoma Intrastate Transmission, LLC, Enable Gathering & Processing, LLC, Enable Gas Gathering, LLC, Enable Products, LLC, Enable Gas Transmission, LLC, Waskom Gas Processing Company and Enable Prism Holdings, LLC (collectively, the “Significant Subsidiary Organizational Documents”).

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-192542), including a prospectus, relating to the Units. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the most recent preliminary prospectus together with the documents and pricing information set forth in Schedule III hereto, “Time of Sale” means 4:30 P.M. (New York City time) on April 10, 2014, which time you informed us to be the time just prior to the time when sales of the Units were first made, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Units to be purchased by it under this Agreement for sale to the Partnership’s directors, officers, employees and business associates and other parties related to the Partnership (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriters” (the “Directed Unit Program”). The Units to be sold by Morgan Stanley and its affiliates pursuant to the Directed Unit Program are referred to hereinafter as the “Directed Units”. Any Directed Units not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties of the Enable Parties. Each of the Enable Parties, severally and jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(a) Registration Statement. The Registration Statement has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Units has been initiated or, to the Partnership’s knowledge, threatened by the Commission.

(b) No Material Misstatements or Omissions. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and (x) at the time of each sale of the Units when the Prospectus is not yet available to prospective purchasers in the offering and (y) at the applicable Delivery Date (as hereinafter defined), the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, at the applicable Delivery Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described in Section 16 herein.

(c) Ineligible Issuer; Free Writing Prospectus. The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Partnership is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Partnership complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Partnership has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) Forward-Looking Information. Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated distributable cash flow and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(e) Formation, Good Standing and Foreign Qualifications of the Enable Entities. Each of the Enable Entities has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation with all necessary corporate, limited liability company or partnership, as the case may be, power and authority, (i) to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) in the case of the General Partner, to serve as the general partner of the Partnership as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Enable Entities is duly registered or qualified as a foreign entity to transact business in and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such registration or qualification, except to the extent that the failure to be so registered or qualified or be in good standing would not be reasonably likely to have a material adverse effect on the financial condition, business, prospects, properties or results of operations of the Enable Entities, taken as a whole (“Material Adverse Effect”).

(f) Authority to Act as General Partner and Ownership of the General Partner Interest in the Partnership. The General Partner has, and at the applicable Delivery Date, will have, full power and authority to act as general partner of the Partnership as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the General Partner is, and at the applicable Delivery Date, will be, the sole general partner of the Partnership and owns a non-economic general partner interest (the “General Partner Interest”) in the Partnership; such General Partner Interest has been duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns, and at the applicable Delivery Date, will own, such General Partner Interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”) (except for (i) restrictions on transferability as contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”)).

(g) Ownership of the Incentive Distribution Rights. The General Partner owns, and at the applicable Delivery Date, will own, all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA); and the General Partner owns such Incentive Distribution Rights free and clear of all Liens (except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the DRULPA).

(h) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of the Additional Units, at the applicable Delivery Date, after giving effect to the Transactions, (i) CERC will own 87,803,909 Common Units and 139,704,916 Subordinated Units and (ii) OGEH will own 42,832,291 Common Units and 68,150,514 Subordinated Units (collectively, the “Sponsor Units”); such Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607, and 17-804 of the DRULPA); and each of CERC and OGEH will own such Sponsor Units free and clear of all Liens (except for (i) restrictions on transferability as contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the DRULPA).

(i) Ownership of the ArcLight Units. Assuming no purchase by the Underwriters of the Additional Units, at the applicable Delivery Date, after giving effect to the Transactions, the ArcLight Entities collectively will own 51,527,730 Common Units (the “ArcLight Units”); the ArcLight Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA); and the ArcLight Entities will own such ArcLight Units free and clear of all Liens (except for (i) restrictions on transferability as contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (ii) Liens created or arising under the DRULPA and (iii) Liens created under the financing arrangements of the ArcLight Entities).

(j) Private Placement. The sale and issuance of (i) the Incentive Distribution Rights and the General Partner Interest to the General Partner, (ii) the Sponsor Units to each of CERC and OGEH and (iii) the ArcLight Units to the ArcLight Entities, as applicable, are exempt from the registration requirements of the Securities Act, the applicable rules and regulations of the Commission thereunder, and the securities laws of any state having jurisdiction with respect thereto, and none of the Enable Entities has taken or will take any action that would cause the loss of such exemption.

(k) Duly Authorized and Validly Issued Units. At the applicable Delivery Date, the Units and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA).

(l) Outstanding Partnership Equity. At the applicable Delivery Date, assuming no purchase by the Underwriters of the Additional Units, the issued and outstanding partnership interests of the Partnership will consist of (i) 207,855,430 Common Units and 207,855,430 Subordinated Units and the Incentive Distribution Rights, which are the only limited partner interests of the Partnership issued and outstanding, and (ii) the General Partner Interest, which is the only general partner interests of the Partnership issued and outstanding.

(m) Ownership of the General Partner. Each of CERC and OGEH owns, and at the applicable Delivery Date will own, a 50% management unit interest in the General Partner; such management unit interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required under the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “DLLCA”)); and each of CERC and OGEH owns such management unit interests free and clear of all Liens (except for (i) restrictions on transferability as contained in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and (ii) Liens created or arising under the DLLCA).

(n) Ownership of the Operating Subsidiaries. The Partnership owns, directly or indirectly, and at each applicable Delivery Date will own, directly or indirectly, 100% of the issued and outstanding shares of capital stock, limited liability company interests or partnership interests, as applicable, in each of the Operating Subsidiaries (except for SESH, in which the Partnership directly owns 24.95% of the limited liability company interests, and except for Enable Intrastate Holdings II, LLC, in which the General Partner owns all of the non-economic management rights); such shares of capital stock, limited liability company interests or partnership interests have been duly authorized and validly issued in accordance with the bylaws, limited liability company agreement or partnership agreement, as applicable, of each Operating Subsidiary (as the same may be amended or restated, the “Operating Subsidiary Organizational Documents”) and are fully paid (to the extent required under the applicable Operating Subsidiary Organizational Documents) and nonassessable (except (i) in the case of an interest in a Delaware limited liability company, as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA, (ii) in the case of an interest in an Oklahoma limited liability company, as such nonassessability may be affected by Sections 2030, 2031 and 2040 of the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”) and (iii) in the case of an interest in a Texas limited liability company or partnership, as such nonassessability may be affected by Section 101.206 of the Texas Business Organizations Code (the “TBOC”)); and such shares of capital stock, limited liability company interests or partnership interests, as applicable, are owned, directly or indirectly, by the Partnership, free and clear of all Liens (except for (i) restrictions on transferability contained in the applicable Operating Subsidiary Organizational Documents or as described in the Registration Statement, Time of Sale Prospectus and the Prospectus and (ii) Liens created or arising under the DLLCA, the Oklahoma LLC Act or the TBOC).

(o) No Other Subsidiaries. Except for the Partnership’s ownership, directly or indirectly, of the capital stock, limited liability company interests or partnership interests, as applicable, in each of the Operating Subsidiaries, the Partnership does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a significant subsidiary as such term is defined in Section 1.02(w) of Regulation S-X under the Securities Act. Except for its ownership of the General Partner Interest and the Incentive Distribution Rights, the General Partner does not own, and at each Delivery Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p) Conformity of the Securities to Descriptions. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units and the ArcLight Units, when issued and delivered in accordance with the terms of the Partnership Agreement, will conform in all material respects as to legal matters to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. The General Partner Interest and the Incentive Distribution Rights conform in all material respects as to legal matters to the descriptions thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(q) No Preemptive Rights, Registration Rights or Options. Except (i) as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) for restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets or (iii) as contained in the relevant organizational documents of each of the Enable Entities, (A) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Common Units or other equity interests of the Partnership, (B) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Common Units or other equity interests of the Partnership, (C) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Units, and (D) upon the issuance and sale of the Units, except as contemplated by this Agreement, no person will have any such right specified in subclause (A) or (B); no person had the right, contractual or otherwise, to cause the Partnership to register under the Securities Act any Common Units or other equity interests of the Partnership or to include any such Common Units or other equity interests in the Registration Statement or the offering contemplated thereby. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the filing of the Registration Statement nor the offering, issuance and sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other equity interests of the Partnership. Except for options granted pursuant to employee benefit plans, qualified unit option plans, or other employee compensation plans in effect as of the date of this Agreement, there are no outstanding options or warrants to purchase any capital stock, limited liability company interests, partnership interests or other equity interests of any of the Enable Entities.

(r) Authority. Each of the Enable Parties has all requisite limited partnership or limited liability company, as applicable, power and authority, to execute and deliver this Agreement and to perform its obligations hereunder. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) the Sponsor Units, in accordance with and upon the terms and conditions set forth in the Partnership Agreement. At each Delivery Date, all limited partnership or limited liability company action, as applicable, required to be taken by any of the Enable Parties or any of their securityholders, partners or members for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the ArcLight Units, the General Partner Interests and the Incentive Distribution Rights, the consummation of the Transactions and the other transactions contemplated by this Agreement, shall have been validly taken.

(s) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Enable Parties.

(t) Authorization, Execution and Enforceability of Organizational Documents. On or before the applicable Delivery Date:

(i) the GP LLC Agreement has been duly authorized, executed and delivered by CERC and OGEH and is a valid and legally binding agreement of CERC and OGEH, enforceable against CERC and OGEH in accordance with its terms;

(ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner, CERC, OGEH and the ArcLight Entities and will be a valid and legally binding agreement of the General Partner, CERC, OGEH and the ArcLight Entities, enforceable against each of them in accordance with its terms;

(iii) the Significant Subsidiary Organizational Documents have been duly authorized, executed and delivered by the Partnership or Operating Subsidiary party thereto and will be a valid and legally binding agreement of the Partnership or such Operating Subsidiary, enforceable against the Partnership or such Operating Subsidiary in accordance with their terms; provided that, with respect to each agreement described in this Section 1(t), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(u) MLP Status. The Partnership is properly treated as a partnership for United States federal income tax purposes and more than 90% of the Partnership’s current gross income is qualifying income under 7704(d) of the Internal Revenue Code of 1986, as amended.

(v) No Conflicts. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of (i) the offering, issuance and sale by the Partnership of the Units, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (iii) the execution, delivery and performance of this Agreement, or (iv) the consummation of the Transactions and the other transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the organizational documents of any of the Enable Entities, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) or Debt Repayment Triggering Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Enable Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to any of the Enable Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Enable Entities, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Enable Parties to consummate the Transactions or perform their respective obligations under this Agreement. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any debtor.

(w) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Enable Entities or any of their respective properties is required in connection with (i) the offering, issuance and sale by the Partnership of the Units, (ii) the application of the net proceeds therefrom as described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (iii) the execution, delivery and performance of this Agreement by the Enable Parties, or (iv) the consummation by the Enable Parties of the Transactions or any other transactions contemplated by this Agreement, except for (A) such as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission thereunder, state securities or “Blue Sky” laws and applicable rules and regulations under such laws, or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution by the Underwriters of the Units in the manner contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (B) such that have been, or on or prior to the Closing Date (as hereinafter defined) will be, obtained or made, and (C) such that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Enable Parties to consummate the Transactions or perform their respective obligations under this Agreement.

(x) No Default. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Enable Entities is in (i) violation of its Organizational Documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would, if continued, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Enable Parties to consummate the Transactions or perform their respective obligations under this Agreement. To the knowledge of the Enable Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Enable Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default, if continued, could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) Material Adverse Change. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (excluding, however, any amendments or supplements thereto dated after the date hereof), since the date of the most recent financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or operations of the Enable Entities, taken as a whole, from that set forth in the Time of Sale Prospectus.

(z) Absence of Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Enable Parties, threatened to which any Enable Entity is a party or to which any of the properties of any Enable Entity is subject (i) other than proceedings that would not have a Material Adverse Effect or materially impair the power or ability of any Enable Party to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(aa) Preliminary Prospectus. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(bb) Investment Company Act. None of the Enable Entities is, and after giving effect to the offering, issuance and sale of the Units to be sold by the Partnership hereunder and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” will be, required to register as an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc) Environmental Compliance. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Enable Entities (i) is in compliance with all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of human health and safety (to the extent human health and safety relate to exposure to Hazardous Materials, as defined below) and the environment or imposing liability or standards of conduct concerning any Hazardous Material (collectively, “Environmental Laws”), (ii) has received all permits required of it under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such permits (iv) is not subject to any claim by any governmental agency or government body or person relating to Environmental Laws or Hazardous Materials and (v) to the knowledge of the Enable Parties, does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits and such claims and such liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable law designed to protect the environment. In the ordinary course of business, each of the Enable Entities periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each of the Enable Entities has reasonably concluded that, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, such associated costs and reasonably foreseeable liabilities relating to the Enable Entities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) Environmental Remediation. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(ee) Distribution Restrictions. At the applicable Delivery Date, none of the Operating Subsidiaries will be prohibited, directly or indirectly, from making any distributions to the Partnership or another Operating Subsidiary, from making any other distribution on such Operating Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Operating Subsidiary from the Partnership or its affiliates or from transferring any of such Operating Subsidiary’s property or assets to the Partnership or any other Operating Subsidiary, except (i) as described in or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus (including any amendment or supplement thereto), (ii) such prohibitions mandated by the laws of each such Operating Subsidiary’s jurisdiction of formation and the Operating Subsidiaries’ Organizational Documents, (iii) such prohibitions arising under the debt agreements of such Operating Subsidiaries, (iv) for such approval or other consent from governmental entities relating to restrictions on the transfer, pledge or other encumbrance of ownership or assets arising under federal, state or local laws applicable to natural gas storage and transportation assets and (v) where such prohibition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) Foreign Corrupt Practices Act. None of the Enable Entities nor any of their subsidiaries or affiliates, nor, to the Enable Parties’ knowledge, any director, officer, or employee, nor any agent or representative of the Enable Entities or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Enable Entities and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranties contained herein.

(gg) No Conflict with Anti-Money Laundering Laws. The operations of each of the Enable Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Enable Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Enable Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of each of the Enable Parties, threatened.

(hh) Identification. The Enable Parties each acknowledge that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(ii) OFAC. (i) None of the Enable Entities, nor any director, officer, or employee thereof, nor, to the knowledge of any of the Enable Parties, any agent, affiliate or representative of any of the Enable Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Partnership will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Enable Entities have not knowingly engaged in are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(jj) Title to Properties. Each of the Enable Entities has good and marketable title in fee simple to all real property (save and except for “rights of way” (as defined below)) and good and marketable title to all personal property owned by them which is material to the business of the Enable Entities, in each case free and clear of all Liens, except such as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) do not, singly or in the aggregate, interfere with the use made and proposed to be made of such property by the Enable Entities or (iii) do not, singly or in the aggregate, materially affect the value of such property; all real property and buildings held under lease by any of the Enable Entities are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use of any such property for the conduct of their business.

(kk) Rights-of-Way. Each of the Enable Entities has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale

Prospectus and the Prospectus, except for such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Enable Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, subject in each case to such qualification as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such revocation or termination that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Enable Entities, taken as a whole.

(ll) Licenses and Permits. Each of the Enable Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such permits that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, subject in each case to such qualifications as may be set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except for such permits that, if revoked or terminated, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(mm) Intellectual Property. The Enable Entities own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the businesses now operated by them, except to the extent that the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Enable Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(nn) Absence of Labor Disputes. No material labor dispute with the employees of any of the Enable Entities exists, except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, or, to the knowledge of the Enable Parties, is imminent; and the Enable Parties are not aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) Insurance. The Enable Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the Enable Entities has been refused any insurance coverage sought or applied for; and none of the Enable Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(pp) Books and Records; Accounting Controls. The Enable Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus since the end of the Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

(qq) Disclosure Controls. The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to provide reasonable assurance that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure, and (ii) are effective in all material respects to perform the functions for which they were established to the extent required by Rules 13a-15 and 15d-15 under the Exchange Act.

(rr) Sarbanes-Oxley Act of 2002. The Partnership has taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership and, to the Partnership’s knowledge, the General Partner’s directors and officers, in their capacities as such, were and will be in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(ss) NYSE. At the Closing Date, the Partnership and, to the Partnership’s knowledge, the General Partner’s directors or officers, in their capacities as such, will be in compliance in all material respects with the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership as of the Closing Date.

(tt) Financial Statements. As of December 31, 2013, the Partnership would have had, on the consolidated, as adjusted basis indicated in the Registration Statement, the Time of Sale Prospectus and the Prospectus, a capitalization as set forth therein. The financial statements (including the related notes and supporting schedules) and other financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, except to the extent that the unaudited supplemental pro forma condensed combined financial statements for the year ended December 31, 2012 do not comply with Article 11 of Regulation S-X under the Securities Act, and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with U.S. GAAP consistently applied throughout the periods involved, except to the extent disclosed therein. The summary historical and pro forma financial and operating data under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) and the selected historical and pro forma financial and operating data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) are prepared on a basis consistent with the audited and unaudited historical combined and consolidated financial statements and pro forma financial statements, as applicable, from which they have been derived and fairly present in all material respects the information shown thereby. The pro forma condensed combined financial statements and other pro forma financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, except to the extent that the unaudited supplemental pro forma condensed combined financial statements for the year ended December 31, 2012 do not comply with Article 11 of Regulation S-X under the Securities Act, and, in the opinion of the management of the Partnership, the assumptions used in the preparation of such pro forma financial statements provide a reasonable basis for presenting the significant effects of the transactions contemplated therein and the pro forma adjustments reflected in such pro forma financial statements are appropriate to give effect to the transactions or circumstances referred to therein and have been properly applied to the historical amounts in compilation of such pro forma financial statements. No other financial statements or schedules of the Partnership are required by the Securities Act or the Exchange Act to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(uu) Independent Registered Public Accounting Firm. Each of Deloitte & Touche LLP and Ernst & Young LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries and Enogex LLC, a Delaware limited liability company (“Enogex”), respectively, whose reports appear in the Registration Statement, the Time of Sale Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 5(h) hereof, is an independent public accountant as required by the Securities Act and the Public Company Accounting Oversight Board.

(vv) Distributions in Connection with Directed Unit Program. The Registration Statement, the Time of Sale Prospectus and the Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program.

(ww) Directed Unit Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units in any jurisdiction where the Directed Units are being offered. The Partnership has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 14 to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership or its products.

(xx) Exempted Securities. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Partnership has not sold, issued or distributed any Common Units during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than units issued pursuant to employee benefit plans, qualified unit option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(yy) Market Stabilization. None of the Enable Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(zz) Statistical Data. Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Enable Entities believe to be reliable and accurate.

(aaa) Disclosure. The statements made in the Time of Sale Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of our Partnership Agreement Relating to Cash Distribution,” “Business—Rate and Other Regulation,” “Business—Safety and Health Regulation,” “Business—Environmental Matters,” “Certain Relationship and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale,” “Material Federal Income Tax Consequences” and “Investment in Enable Midstream Partners, LP by Employee Benefit Plans,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulation, legal or governmental proceedings or contracts and other documents, descriptions of the Common Units, Subordinated Units and Incentive Distribution Rights, summaries of provisions of the Organizational Documents or any other instruments, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(bbb) No Distribution of Other Offering Materials. None of the Enable Entities has distributed and, prior to the later to occur of (i) any Delivery Date and (ii) completion of the distribution of the Units, will not distribute any offering material in connection with the offering, issuance and sale of the Units other than the Registration Statement, the Time of Sale Prospectus, the Prospectus and any prospectus identified in Schedule III hereto to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Securities Act, including Rule 134 thereunder.

(ccc) Listing on the New York Stock Exchange. The Units have been approved to be listed on the NYSE, subject to official notice of issuance.

(ddd) Affiliations. To the knowledge of the Enable Entities, there are no affiliations or associations between (i) any member of FINRA and (ii) the Enable Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

(eee) Relationships. No relationship, direct or indirect, exists between or among any Enable Entity, on the one hand, and the directors, officers, equity holders, affiliates, customers or suppliers of any Enable Entity, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and is not so described.

(fff) Brokers. There are no contracts, arrangements or understandings (other than this Agreement) between any Enable Entity and any person that would give rise to a valid claim against any Enable Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Units.

(ggg) Tax Returns. Each of the Enable Entities has filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or has requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Partnership), and no tax deficiency has been determined adversely to any Enable Entity which has had (nor do any of the Enable Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Enable Entities and which could reasonably be expected to have) a Material Adverse Effect.

2. Representations and Warranties of the Selling Unitholder. The Selling Unitholder represents and warrants to and agrees with each of the Underwriters that:

(a) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Unitholder.

(b) No Conflicts; No Consents. The execution and delivery by the Selling Unitholder of, and the performance by the Selling Unitholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the limited liability company agreement of the Selling Unitholder, or any agreement or other instrument binding upon the Selling Unitholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Unitholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Unitholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Additional Units.

(c) Title to Additional Units. The Selling Unitholder has, and on the Closing Date and each Option Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Additional Units to be sold by the Selling Unitholder free and clear of all Liens (except for (i) restrictions on transferability as contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (ii) Liens created or arising under the DRULPA and (iii) Liens created under the financing arrangements of the ArcLight Entities) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Additional Units to be sold by the Selling Unitholder or a security entitlement in respect of such Additional Units.

(d) Registration with DTC. Upon payment for the Additional Units to be sold by the Selling Unitholder pursuant to this Agreement, delivery of such Additional Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Additional Units in the name of Cede or such other nominee and the crediting of such Additional Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Additional Units, (A) DTC shall be a “protected purchaser” of such Additional Units within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Additional Units and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Additional Units may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Unitholder may assume that when such payment, delivery and crediting occur, (x) such Additional Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s registry in accordance with the Partnership Agreement, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Accuracy of Representations and Warranties. The Selling Unitholder has no reason to believe that the representations and warranties of the Enable Parties contained in Section 1 are not true and correct. The Selling Unitholder is not prompted by any information required to be disclosed in the Time of Sale Prospectus under securities laws concerning the Enable Entities that is not set forth in the Time of Sale Prospectus to sell the Additional Units pursuant to this Agreement.

(f) Registration Statement. (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Additional Units in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Partnership, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 2(f) are limited to statements or omissions made in reliance upon information relating to the Selling Unitholder furnished to the Partnership in writing by the Selling Unitholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

3. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership hereby agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership the number of Firm Units set forth in Schedule I hereto opposite its name at $18.85 per Common Unit (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Unitholder agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to 3,750,000 Additional Units at the Purchase Price; provided, however, that the amount paid by the Underwriters for any Additional Units shall be reduced by an amount per unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on such Additional Units. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), (i) each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional units as you may determine) that bears the same proportion to the total number of Additional

Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units and (ii) the Selling Unitholder agrees to sell the total number of Additional Units to be sold on such Option Closing Date.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Units are to be offered to the public initially at $20.00 per Common Unit (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.69 per Common Unit under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on April 16, 2014, or at such other time on the same or such other date, not later than April 16, 2014, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Units shall be made to the Selling Unitholder in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than May 10, 2014, as shall be designated in writing by you.

The Firm Units and Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to you through the facilities of DTC on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Units to the Underwriters duly paid and (ii) any withholding required by law. The Closing Date and any Option Closing Date are each sometimes referred to herein as a “Delivery Date.”

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Latham & Watkins LLP at 811 Main Street, Suite 3700, Houston, Texas 77002, at 9:00 A.M., New York City time, on the Closing Date or the applicable Option Closing Date, as the case may be.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Units to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Units on each applicable Delivery Date are subject to the condition that the Registration Statement shall have become effective not later than 4:30 P.M. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) All filings required by Rule 424 under the Securities Act shall have been timely made. All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act. No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent preliminary prospectus, the Prospectus or any issuer free writing prospectus shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Enable Parties, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Subsequent to the execution and delivery of this Agreement and prior to each applicable Delivery Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of any of the Enable Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties or results of operations of the Enable Entities, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(c) The Underwriters shall have received on each applicable Delivery Date a certificate, dated the applicable Delivery Date and signed by (i) the Chief Executive Officer and (ii) the Chief Financial Officer or Executive Vice President of Finance of the General Partner, to the effect that such officers have examined the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement and that:

(i) no stop order (A) suspending the effectiveness of the Registration Statement or (B) suspending or preventing the use of the most recent preliminary prospectus, the Prospectus or any issuer free writing prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Enable Parties, threatened by the Commission;

(ii) the condition set forth in Section 6(b)(i) above has been fully satisfied;

(iii) (A) the representations and warranties of the Enable Parties contained in this Agreement are true and correct as of the applicable Delivery Date and (B) the Enable Parties have complied with all of the agreements and satisfied all of the conditions on their respective parts to be performed or satisfied hereunder on or before the applicable Delivery Date; and

(iv) no event contemplated by Section 6(b)(ii) above has occurred.

Each officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received on each applicable Delivery Date a certificate, dated the applicable Delivery Date and signed by an authorized representative of the Selling Unitholder, to the effect that such representative has examined the Registration Statement, the Time of Sale Prospectus, the Prospectus and this Agreement and that (a) the representations and warranties of the Selling Unitholder contained in this Agreement are true and correct as of the applicable Delivery Date and (b) the Selling Unitholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the applicable Delivery Date.

(e) The Underwriters shall have received on each applicable Delivery Date an opinion of Baker Botts L.L.P. and Jones Day, counsel for the Partnership Parties, addressed to the Underwriters, and dated the applicable Delivery Date, substantially in the form attached hereto as Exhibit A-1 and A-2, respectively.

(f) The Underwriters shall have received on each applicable Delivery Date an opinion of the Deputy General Counsel, Secretary and Chief Ethics and Compliance Officer of the General Partner, addressed to the Underwriters, and dated the applicable Delivery Date, substantially in the form attached hereto as Exhibit A-3.

(g) The Underwriters shall have received on each applicable Delivery Date an opinion of McDermott Will & Emery LLP, counsel for the Selling Unitholder, addressed to the Underwriters, and dated the applicable Delivery Date, substantially in the form attached hereto as Exhibit A-4.

(h) The Underwriters shall have received on each applicable Delivery Date an opinion of Latham & Watkins LLP, counsel for the Underwriters, addressed to the Underwriters, and dated the applicable Delivery Date in form and substance satisfactory to the Representatives.

(i) The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or such Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP and Ernst & Young LLP, independent public accountants of the Partnership and Enogex, respectively, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership, dated, respectively, the date of this Agreement, the time of purchase and, if applicable, any additional time of purchase, in the forms satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which the Underwriters shall have objected in writing.

(k) The Registration Statement and the Rule 462 Registration Statement required to be filed, prior to the sale of the Units, under the Securities Act shall have been filed and have become effective under the Securities Act. If Rule 430A under the Securities Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Securities Act).

(l) The Representatives shall have received prior to the date hereof duly executed “lock-up” letter agreements, each substantially in the form of Exhibit B-1 hereto, of the persons and entities named in Schedule IV hereto relating to sales and certain other dispositions of Common Units or certain other securities, and each shall be in full force and effect on the Closing Date.

(m) The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the Closing Date.

(n) FINRA shall not have raised any objections with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(o) The Partnership shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus or the Prospectus as of any Delivery Date, as the Representatives may reasonably request.

(p) The Enable Parties shall have furnished to the Underwriters evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Prospectus without material modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units at the Closing Date on the terms and in the manner contemplated in the Prospectus.

(q) The Sellers shall have furnished to the Underwriters on each Delivery Date such further information, opinion, certificates, letters and documents as the Representatives may have reasonably requested.

All such opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters. The Sellers shall furnish to the Underwriters conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request.

The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Enable Entities, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.

7. Covenants of the Enable Parties. The Enable Parties, severally and jointly, covenant with each Underwriter as follows:

(a) Upon request to furnish to each of the Representatives and counsel for the Underwriters, without charge, a signed copy of the Registration Statement (including exhibits thereto) and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 A.M., New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. In case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

(b) To advise you promptly of any request by the Commission for amendments or supplements to the Registration Statement, the Time of Sale Prospectus, the Prospectus or any issuer free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order or relief from such occurrence as soon as reasonably possible. Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or the Rule 462 Registration Statement to be filed with the Commission and become effective before the Units may be sold, to use its best efforts to cause such post-effective amendment or such Rule 462 Registration Statement to be filed and become effective, and to pay any applicable fees in accordance with the Securities Act, as soon as reasonably possible; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such Rule).

(d) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Units; provided, however, that no Enable Party shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i) To use its best efforts to cause the Units to be listed on the NYSE and to maintain such listing on the NYSE.

(j) For so long as the Partnership is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units.

(k) To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus.

(l) To make generally available to the Partnership’s unitholders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(m) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

Each of the Enable Parties also covenants with each Underwriter that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Units or any other securities convertible into or exercisable or exchangeable for Common Units, (2) file any registration statement with the Commission relating to the offering of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, (3) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. In addition, each of the Enable Parties agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for, or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units.

The restrictions contained in the preceding paragraph shall not apply to (a) the Units to be sold hereunder, (b) the issuance of Common Units by the Partnership in connection with the contribution by CenterPoint Energy, Inc. (“CenterPoint”) to the Partnership of CenterPoint’s ownership interest in SESH, pursuant to certain put and call rights described in Annex B to the Master Formation Agreement, dated March 14, 2013, by and among CenterPoint, OGE Energy Corp., Bronco Midstream Holdings, LLC and Bronco Midstream Holdings II, LLC, (c) the issuance by the Partnership of Common Units upon the exercise of an option or a warrant or the conversion of a security disclosed as outstanding in the Registration Statement, Time of Sale Prospectus and the Prospectus, (d) any Common Units, options to purchase Common Units or other equity incentive awards, in each case issued or granted pursuant to the long-term incentive plan or other existing employee benefit plans of the Partnership referred to in the Registration Statement, Time of Sale Prospectus and the Prospectus, (e) the filing of a registration statement on Form S-8 relating to the Partnership’s long-term incentive plan or other existing employee benefit plans of the Partnership referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (x) such plan does not provide for the transfer of Common Units during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Restricted Period. Notwithstanding the foregoing, if (1) during the last 17 days of the Restricted Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (2) prior to the expiration of the Restricted Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period or provide notification to Morgan Stanley of any earnings release or material news or material event that may give rise to an extension of the initial Restricted Period, then the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless Morgan Stanley waives, in writing, such extension. The Partnership shall provide Morgan Stanley and each individual subject to the Restricted Period pursuant to the lock-up letters described in Section 6(l) with prior notice of any such announcement that gives rise to an extension of the initial Restricted Period.

8. Covenants of the Selling Unitholder. The Selling Unitholder covenants with each Underwriter as follows:

(a) To deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) During the offering period, not to take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation.

(c) To advise the Underwriters promptly, and if requested by the Underwriters, to confirm such advice in writing, so long as delivery of a prospectus relating to the Units by an underwriter or dealer may be required under the Securities Act, of any change in any information relating to the Selling Unitholder which comes to the attention of the Selling Unitholder.

(d) To deliver prior to the date hereof a duly executed “lock-up” letter agreement, substantially in the form of Exhibit B-1 hereto, relating to sales and certain other dispositions of Common Units or certain other securities, and to cause such agreement to continue to be in full force and effect on the Closing Date.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Enable Parties agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Enable Parties’ counsel and of one counsel for the Selling Unitholder and the Enable Parties’ accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by any of the Enable Parties and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (not to exceed $15,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by FINRA (not to exceed $30,000), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Units and all costs and expenses incident to listing the Units on the NYSE, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Enable Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and 50% of the expense associated with any aircraft chartered in connection with the road show (it being understood that the Underwriters will pay the remaining 50% of the expenses associated with such aircraft charter), (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Unit Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Unit Program and (xi) all other costs and expenses incident to the performance of the obligations of the Enable Parties hereunder for which provision is not otherwise made in this Section 9. It is understood, however, that except as provided in this Section 9,

Section 11 entitled “Indemnity and Contribution”, the second paragraph of Section 13 below and Section 14 entitled “Directed Unit Program Indemnification”, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Enable Parties not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Enable Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each selling agent and affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act that has, or is alleged to have, participated in the distribution of the Units from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.

(b) The Selling Unitholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act that has, or is alleged to have, participated in the distribution of the Units from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but such indemnification shall apply only to losses, claims, damages or liabilities caused by information relating to the Selling Unitholder furnished to the Partnership or the Underwriters in writing by the Selling Unitholder expressly for use therein.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Enable Parties, the Selling Unitholder, the directors of the General Partner, the officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership or the Selling Unitholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) , 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Unitholder and each person, if any, who controls the Selling Unitholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Partnership, and such directors, officers and control persons of the Partnership, such firm shall be designated in writing by the Partnership. In the case of any such separate firm for the Selling Unitholder and such control persons of the Selling Unitholder, such firm shall be designated in writing by an authorized representative of the Selling Unitholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any such indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by each the Enable Parties and the Selling Unitholder, which obligations shall be several and not joint under this Section 11(e), and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Units. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Enable Partners, the Selling Unitholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Units they have purchased hereunder, and not joint. Notwithstanding the provisions of this Section 11, the amount of any damages that the Selling Unitholder has otherwise been required to pay under this Section 11 shall be several from the Enable Partner and shall not exceed the net proceeds from the offering of the Additional Units received by the Selling Unitholder.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Sellers contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Unitholder or any person controlling the Selling Unitholder, or the Partnership, its officers or directors or any person controlling the Partnership and (iii) acceptance of and payment for any of the Units.

12. Termination. The Underwriters may terminate this Agreement at any time by notice given by you to the Partnership, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, individually or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus. The Underwriters may terminate this Agreement at any time on or prior to the Closing Date if any condition specified in Section 6 (other than Section 6(g), regarding delivery of the Underwriters’ counsel opinion, and Section 6(q), regarding delivery of such further information or documentation as the Underwriters may reasonably request) shall not have been satisfied when due.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Enable Parties for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Enable Parties. In any such case either you or the Enable Parties shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 13 with like effect as if such substituted Underwriter had originally been named in Schedule I hereto.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Sellers shall be unable to perform their respective obligations under this Agreement, the Enable Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Directed Unit Program Indemnification. (a) The Partnership agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act that has, or is alleged to have, participated in the distribution of Directed Units (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Units that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 14(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Enable Parties in writing and the Enable Parties, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Enable Parties may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Enable Parties shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Enable Parties and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Enable Parties shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Enable Parties shall not be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Enable Parties agree to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Enable Parties agree that they shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Enable Parties of the aforesaid request and (ii) the Enable Parties shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Enable Parties shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 14(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Enable Parties in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Enable Parties on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Enable Parties on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Enable Parties on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Units (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Units, bear to the aggregate Public Offering Price of the Directed Units. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Enable Parties on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Enable Parties or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Enable Parties and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 14 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 14(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 14, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Units distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 14 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 14 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Enable Parties and (iii) acceptance of and payment for any of the Directed Units.

15. Entire Agreement; No Fiduciary Duty. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement among the Sellers, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.

(b) The Sellers acknowledge that in connection with the offering of the Units: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Sellers or any other person, (ii) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Sellers. The Sellers waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.

16. Information Furnished by the Underwriters. The Sellers acknowledge that the following statements set forth in the most recent preliminary prospectus and the Prospectus: (A) the names of the Underwriters, (B) the statements set forth in the last paragraph on the cover page of the Prospectus, (C) the concession and reallowance figures contained in paragraph 3 under the caption “Underwriting,” (D) the information contained in paragraph 13 under the caption “Underwriting,” and (E) the information contained in paragraphs 15 and 16 under the caption “Underwriting” constitute the only information furnished by or on behalf of the Underwriters for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any issuer free writing prospectus or in any amendment or supplement thereto.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19. Submission to Jurisdiction. No claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Sellers each consent to the jurisdiction of such courts and personal service with respect thereto. The Sellers hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and each of the Sellers (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Sellers each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such Seller and may be enforced in any other courts to the jurisdiction of which such Seller is or may be subject, by suit upon such judgment.

20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Enable Parties shall be delivered, mailed or sent to Enable Midstream Partners, LP, One Leadership Square, 211 North Robinson Avenue, Suite 950, Oklahoma City, Oklahoma 73102, Attention: General Counsel; and if to the Selling Unitholder shall be delivered, mailed or sent to Enogex Holdings LLC, c/o ArcLight Capital Partners, LLC, 200 Clarendon Street, 55th Floor, Boston, MA 02117, Attention: Assistant General Counsel.

[Signature pages follow]

Very truly yours,

Enable GP, LLC

By:	/s/ John Laws
	Name:	John Laws
	Title:	Treasurer

Enable Midstream Partners, LP

By: Enable GP, LLC, Its General Partner

By:	/s/ John Laws
	Name:	John Laws
	Title:	Treasurer

Signature Page to Underwriting Agreement

Enogex Holdings LLC

By:	/s/ Daniel R. Revers
	Name:	Daniel R. Revers
	Title:	President

Signature Page to Underwriting Agreement

Accepted as of the date hereof

MORGAN STANLEY & CO. LLC

BARCLAYS CAPITAL INC.

GOLDMAN, SACHS & CO.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:	/s/ Alice Vilma
	Name:	Alice Vilma
	Title:	Executive Director

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

By:	Goldman, Sachs & Co.

By:	/s/ Adam Greene
	Name:	Adam Greene
	Title:	Vice President

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriter	Number of Firm Units To Be Purchased
Morgan Stanley & Co. LLC	2,843,750
Barclays Capital Inc.	2,843,750
Goldman, Sachs & Co.	2,843,750
Citigroup Global Markets, Inc.	2,843,750
Deutsche Bank Securities Inc.	2,843,750
J.P. Morgan Securities LLC	2,843,750
UBS Securities LLC	2,843,750
Wells Fargo Securities, LLC	2,843,750
Merrill Lynch, Pierce, Fenner & Smith	750,000
Incorporated
Credit Suisse Securities (USA) LLC	750,000
RBC Capital Markets, LLC	750,000

Total:	25,000,000

I-1

SCHEDULE II

Operating Subsidiaries

Name	State of Formation
Enable Atoka, LLC	OK
Enable Bakken Crude Services, LLC	DE
Enable Energy Resources, LLC	OK
Enable East Texas Gas Processing, LLC	DE
Enable Gas Gathering, LLC	OK
Enable Gas Transmission, LLC	DE
Enable Gathering & Processing, LLC	OK
Enable Illinois Intrastate Transmission, LLC	DE
Enable Intrastate Holdings II, LLC	DE
Enable Mississippi Lime Gathering, LLC	OK
Enable Mississippi River Transmission, LLC	DE
Enable Oklahoma Intrastate Transmission, LLC	DE
Enable Prism Holdings, LLC	DE
Enable Products, LLC	OK
Enable Waskom Holdings, LLC	DE
Enable Woodlawn, LLC	DE
Southeast Supply Header, LLC	DE
Waskom Gas Processing Company	TX

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued April 1, 2014

2.	Price to the Public: $20.00 per Common Unit

3.	Number of Common Units offered: 25,000,000 Common Units

III-1

SCHEDULE IV

Persons and Entities Delivering Lock-Up Agreements

CenterPoint Energy Resources Corp.

OGE Enogex Holdings LLC

Enogex Holdings LLC

Bronco Midstream Infrastructure, LLC

Lynn L. Bourdon III

Rodney J. Sailor

Stephen E. Merrill

Scott M. Prochazka

Gary L. Whitlock

Peter B. Delaney

Sean Trauschke

E. Keith Mitchell

Mark C. Schroeder

R. Poe Reed

Peter H. Kind

IV-1

EXHIBIT A-1

Form of Baker Botts L.L.P. Opinion

1. Each of Enable Gas Transmission, LLC, Enable Prism Holdings, LLC, Enable East Texas Gas Processing, LLC, Enable Waskom Holdings, LLC and Waskom Gas Processing Company (collectively, the “Covered Subsidiaries”) is validly existing as a limited liability company or partnership, as the case may be, and is in good standing under the laws of its jurisdiction of formation, with the limited liability company or partnership power and authority, as the case may be, to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Covered Subsidiaries is duly qualified to transact business and is in good standing as a foreign limited liability company or foreign partnership, as applicable, in each jurisdiction set forth opposite its name on Exhibit A.

2. The Partnership has been duly formed and is validly existing as a limited partnership, and is in good standing under the laws of the State of Delaware, with the limited partnership power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business as a foreign limited partnership in each jurisdiction set forth opposite its name on Exhibit A.

3. The General Partner has been duly formed and is validly existing as a limited liability company, and is in good standing under the laws of the State of Delaware, with the limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business as a foreign limited liability company in each jurisdiction set forth opposite its name on Exhibit A.

4. The General Partner has the limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; the General Partner is the sole general partner of the Partnership and owns and, after giving effect to the Transactions, will own (i) a non-economic general partner interest (the “General Partner Interest”) in the Partnership and (ii) 100% of the Incentive Distribution Rights; the General Partner Interest has been duly authorized and is validly issued in accordance with the Partnership Agreement; the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the DRULPA); and the General Partner owns the Incentive Distribution Rights and the General Partner Interest free and clear of all Liens (other than as provided for in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) (i) in respect of which a financing statement under the UCC of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the DRULPA.

A-1-1

5. After giving effect to the Transactions, CERC owns [•] Common Units and [•] Subordinated Units (collectively, the “CenterPoint Units”); such CenterPoint Units and the limited partner interests represented thereby have been duly authorized and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and CERC owns the CenterPoint Units free and clear of all Liens (other than as provided for in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) (i) in respect of which a financing statement under the UCC of the State of Delaware naming CERC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the DRULPA.

6. CERC owns 50% of the management units in the General Partner; such management units have been duly authorized and are validly issued in accordance with the GP LLC Agreement, fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA); and CERC owns such management units free and clear of all Liens (other than as provided for in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) (i) in respect of which a financing statement under the UCC of the State of Delaware naming the CERC as debtor is on file in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the DLLCA.

7. The Partnership owns, directly or indirectly, all of the limited liability company interests and partnership interests (the “Covered Subsidiary Interests”) in each of the Covered Subsidiaries; all such Covered Subsidiary Interests (except for those of Enable Gas Transmission, LLC and Enable East Texas Gas Processing, LLC) have been duly authorized and are validly issued in accordance with the applicable limited liability company agreement or partnership agreement of the applicable Covered Subsidiary (collectively, the “Covered Subsidiary Operating Agreements”), fully paid (to the extent required under the applicable Covered Subsidiary Operating Agreement) and nonassessable (except for Waskom Gas Processing Company and except as such nonassessability may be affected by Sections 18-607 and 18-804 of the DLLCA); and the Partnership owns, directly or indirectly, each such Covered Subsidiary Interest free and clear of all Liens (other than as provided for in the applicable Covered Subsidiary Operating Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) (i) in respect of which a financing statement under the UCC of the State of Delaware naming the Partnership or other Covered Subsidiary, as applicable, as debtor is on file in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to us, without independent investigation, other than those created by or arising under the DLLCA or the TBOC, as applicable.

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8. The execution, delivery and performance of the Underwriting Agreement has been duly authorized by all necessary limited partnership or limited liability company action, as applicable, on the part of the Enable Parties and the Underwriting Agreement has been duly executed and delivered by each of the Enable Parties.

9. Each of the Partnership Agreement, the GP LLC Agreement and the Covered Subsidiary Operating Agreements (collectively, the “Covered Operating Agreements”) has been duly authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, on the part of CERC and any Enable Entities party thereto; each of the Covered Operating Agreements has been duly executed and delivered by CERC and any Enable Entities party thereto; and, assuming the due authorization, execution and delivery by the other parties thereto, each of the Covered Operating Agreements is a valid and legally binding agreement of CERC and any Enable Entities party thereto, enforceable against CERC and any Enable Entities party thereto in accordance with its terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

10. The execution, delivery and performance by each of the Enable Parties of the Underwriting Agreement, the offering, issuance and sale by the Partnership of the Units and the consummation of the Transactions by the Enable Parties does not and will not (i) result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any Enable Entity pursuant to, any of the agreements listed as an exhibit to the Registration Statement, (ii) result in any violation of the provisions of the certificates of limited partnership, formation or any other organizational documents or agreements of any of the Enable Parties and the Covered Subsidiaries or (iii) contravene any provision of Applicable Law, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. “Applicable Law” means the laws of the State of Texas, the contract laws of the State of New York, the DLLCA, the DRULPA and applicable federal law of the United States, each as in effect on the date hereof, in each case other than state securities or blue sky laws, antifraud laws and the rules and regulations of FINRA.

11. No consent, approval, authorization, order, license, registration or qualification (“consent”) of or with any Delaware, Texas or federal court, governmental agency or body having jurisdiction over any of the Enable Parties and the Covered Subsidiaries or their properties or assets is required for the execution, delivery and performance of the Underwriting Agreement by the Enable Parties, the offering, issuance and sale by the Partnership of the Units and the consummation of the Transactions by the

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Enable Parties except (i) such as have been obtained or made under the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the by-laws and rules and regulations of FINRA and (iv) where the failure to obtain such consent would not reasonably be expected to have a Material Adverse Effect.

12. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “The Partnership Agreement” and “Investment in Enable Midstream Partners, LP By Employee Benefit Plans,” insofar as such statements constitute descriptions or summaries of certain provisions of documents or federal laws of the United States, the DRULPA or the DLLCA, are accurate descriptions or summaries in all material respects.

13. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” and “The Partnership Agreement,” insofar as such statements constitute descriptions or summaries of the terms of the Common Units are accurate descriptions or summaries in all material respects.

14. The opinion of Baker Botts L.L.P. filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely on such opinion as if it were addressed to them.

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EXHIBIT A-2

Form of Jones Day Opinion

1. Each of Enable Intrastate Holdings II, LLC (“Enable Intrastate Holdings II”) and Enable Oklahoma Intrastate Transmission, LLC (“Enable Oklahoma Intrastate Transmission”) is a limited liability company existing and in good standing under the laws of the State of Delaware with the limited liability company power and authority, as applicable, to conduct its business and to own, lease and operate its properties as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (each as defined below). Each of such Enable Entities is qualified to transact business and is in good standing as a foreign limited liability company in each jurisdiction set forth opposite its name on Exhibit A attached hereto.

2. The Second Amended and Restated Agreement of Limited Partnership, dated as of April [        ], 2014 (the “Partnership Agreement”), by and among the General Partner, CenterPoint Energy Resources Corp., a Delaware corporation (“CERC”), OGE Enogex Holdings, LLC, a Delaware limited liability company (“OGEH”), Enogex Holdings and Bronco Midstream Infrastructure, LLC, a Delaware limited liability company (“BMI”), has been authorized by all necessary limited liability company action of, and executed and delivered by, OGEH.

3. The Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of April [        ], 2014, has been authorized by all necessary limited liability company action of, and executed and delivered by, OGEH.

4. The Second Amended and Restated Limited Liability Company Agreement of Enable Intrastate Holdings II, dated as of July 30, 2013, has been authorized by all necessary limited liability company or limited partnership, as applicable, action of the Enable Parties, and executed and delivered by the Partnership.

5. The First Amended and Restated Limited Liability Company Agreement of Enable Oklahoma Intrastate Transmission, dated as of July 31, 2013, has been authorized by all necessary limited liability company action of, and executed and delivered by, Enable Intrastate Holdings II.

6. The Units to be purchased by the Underwriters from the Partnership pursuant to the Underwriting Agreement, and the limited partner interests represented thereby, have been authorized by all necessary partnership action of the Partnership and, when issued and delivered by the Partnership pursuant to the Underwriting Agreement against payment of the consideration therefor as set forth therein, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be limited by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) or within the Partnership Agreement).

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7. The issuance and sale of the Units by the Partnership pursuant to the Underwriting Agreement are not subject to any contractual pre-emptive rights that have not been waived under the Partnership Agreement or under any of the agreements identified on Exhibit B attached hereto.

8. After giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership consist of (i) 207,855,430 Common Units and 207,855,430 Subordinated Units and the Incentive Distribution Rights and (ii) the General Partner Interest.

9. After giving effect to the Transactions, OGEH owns 42,832,291 Common Units and 68,150,514 Subordinated Units (collectively, the “OGEH Units”); such OGEH Units and the limited partner interests represented thereby have been authorized by all necessary partnership action of the Partnership and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be limited by Sections 17-303, 17-607 and 17-804 of the DRULPA or within the Partnership Agreement). OGEH owns such OGEH Units free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”) (except for restrictions on transferability as contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) in respect of which a financing statement under the Delaware Uniform Commercial Code (the “Delaware UCC”) naming OGEH as debtor is on file in the office of the Secretary of State of the State of Delaware and was disclosed in the UCC search report dated [        ], 2014 against “OGE Enogex Holdings, LLC” attached hereto as Schedule I (the “OGEH UCC Search Report”).

10. After giving effect to the Transactions, Enogex Holdings and BMI collectively own 51,527,730 Common Units (the “ArcLight Units”); such ArcLight Units and the limited partner interests represented thereby have been authorized by all necessary partnership action of the Partnership and are validly issued in accordance with the Partnership Agreement, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be limited by Sections 17-303, 17-607 and 17-804 of the DRULPA or within the Partnership Agreement).

11. The Partnership owns, directly or indirectly, all of the issued and outstanding limited liability company interests in each of Enable Intrastate Holdings II (except that the General Partner owns the management units of Enable Intrastate Holdings II) and Enable Oklahoma Intrastate Transmission; such limited liability company interests have been authorized by all necessary limited liability company action of Enable Intrastate Holdings II and Enable Oklahoma Intrastate Transmission, as applicable, and validly issued in accordance with the limited liability company agreements of Enable Intrastate Holdings II and Enable Oklahoma Intrastate Transmission, as applicable, and are fully paid (to the extent required under the applicable limited liability company agreement) and nonassessable (except as such nonassessability may be limited by Sections 18-607 and 18-804 of the Delaware Limited

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Liability Company Act (the “DLLCA”)). The Partnership owns such limited liability company interests free and clear of all Liens (except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) in respect of which a financing statement under the Delaware UCC naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware and was disclosed in the UCC search report dated [        ], 2014 against “Enable Midstream Partners, LP” attached hereto as Schedule II (the “Partnership UCC Search Report”).

12. The (i) execution, delivery and performance of the Underwriting Agreement by the Enable Parties, (ii) the issuance and sale of the Units by the Partnership and (iii) the consummation of the Transactions by the Enable Parties will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal and state securities or “blue sky” laws, as to which no opinion is expressed in this paragraph), or any order or decree of any court, arbitrator or governmental agency that is binding upon the subsidiaries listed on Exhibit C attached hereto (the “Covered Subsidiaries”) or their property or any agreement to which such Covered Subsidiaries are a party or bound (this opinion being limited (x) to those orders, decrees and agreements identified on Exhibit B attached hereto, and (y) in that we express no opinion with respect to any violation (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based upon any cross default provision insofar as it relates to a violation of or default under an agreement not identified on Exhibit B attached hereto or (3) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirements requiring computation).

13. No consent, approval, authorization or order of, or filing with, any United States federal or Texas state governmental agency or body or court having jurisdiction over the Covered Subsidiaries or their properties or assets is required in connection with the issuance or sale of the Units by the Partnership to the Underwriters or the consummation of the Transactions, except (i) as may be required under state securities or “blue sky” laws or (ii) such as have been obtained or made under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934.

14. Other than the Registration Rights Agreement, dated as of May 1, 2013 (the “Registration Rights Agreement”), among the Partnership, CERC, OGEH and Enogex Holdings, none of the agreements identified on Exhibit B attached hereto grants any person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership or to require the Partnership to include such securities with the Units registered pursuant to the Registration Statement or with any securities that may be registered pursuant to any other registration statement filed by the Partnership under the Securities Act; and, to our knowledge, no holder of any security of the Partnership has any right that has not been waived or satisfied under the Registration Rights Agreement to require registration of any security of the Partnership because of the filing of the Registration Statement or the consummation of the transactions contemplated by the Underwriting Agreement.

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15. The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the headings “Business—Rate and Other Regulation,” “Business—Safety and Health Regulation,” and “Business—Environmental Matters,” insofar as such statements constitute descriptions or summaries of certain provisions of the federal laws of the United States, present fair and accurate summaries of such legal matters in all material respects.

16. Each of the Partnership and the General Partner is not, and, solely after giving effect to the offer and sale of the Units and the application of the net proceeds from such sale as described under the caption “Use of Proceeds” in the Prospectus, will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

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EXHIBIT A-3

Form of Oklahoma Opinion

1. Each of the Oklahoma Subsidiaries is a limited liability company existing and in good standing under the laws of the State of Oklahoma, with the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Oklahoma Subsidiaries is qualified to transact business and is in good standing as a foreign limited liability company in each jurisdiction set forth opposite its name on Exhibit A attached hereto.

2. Enable OK Intrastate, owns all of the issued and outstanding limited liability company interests of EER, Enable G&P, and EMLG; such limited liability company interests have been authorized by all necessary limited liability company action and validly issued in accordance with the applicable Subsidiary Organizational Documents of such entity and are fully paid (to the extent required under the applicable Subsidiary Organizational Documents) and nonassessable (except as such nonassessability may be limited by Sections 2030, 2031 and 2040 of the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”)); and such limited liability company interests are owned by Enable OK Intrastate free and clear of all Liens (except for restrictions on transferability as contained in the applicable Subsidiary Organizational Documents or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) (A) in respect of which a financing statement under the Oklahoma UCC naming Enable OK Intrastate as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created or arising under the Oklahoma LLC Act.

3. Enable G&P owns all of the issued and outstanding limited liability company interests of EGG, Enable Products, and Enable Atoka; such limited liability company interests have been authorized by all necessary limited liability company action and validly issued in accordance with the applicable Subsidiary Organizational Documents of such entity and are fully paid (to the extent required under the applicable Subsidiary Organizational Documents) and nonassessable (except as such nonassessability may be limited by Sections 2030, 2031 and 2040 of the Oklahoma LLC Act); and such limited liability company interests are owned by Enable G&P free and clear of all Liens (except for restrictions on transferability as contained in the applicable Subsidiary Organizational Documents or as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus) (A) in respect of which a financing statement under the Oklahoma UCC naming Enable G&P as debtor is on file in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those created or arising under the Oklahoma LLC Act.

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4. Each of the Subsidiary Organizational Documents of the Oklahoma Subsidiaries has been authorized by all necessary limited liability company action on the part of the Oklahoma Subsidiary party thereto; each of the Subsidiary Organizational Documents of the Oklahoma Subsidiaries has been executed and delivered by each Oklahoma Subsidiary party thereto and constitutes a valid and legally binding agreement of such Oklahoma Subsidiary, enforceable against such Oklahoma Subsidiary in accordance with its terms.

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EXHIBIT A-4

Form of McDermott Will & Emery LLP Opinion

1. The Underwriting Agreement has been duly executed and delivered by the Selling Unitholder.

2. The execution and delivery by the Selling Unitholder of the Underwriting Agreement and performance by the Selling Unitholder of its obligations thereunder, each in accordance with its terms, does not (i) conflict with the Certificate of Formation or Operating Agreement of the Selling Unitholder, or (ii) contravene any Applicable Laws, or (iii) contravene any agreement set forth on Schedule I hereto with respect to the Selling Unitholder (the “Contracts”). No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of the Underwriting Agreement by the Selling Unitholder (other than such authorizations, approvals, or consents as may be necessary under state securities laws, as to which we express no opinion).

3. Solely in reliance on the Secretary’s Certificate, we are not aware of any Liens on the Additional Units that would prevent the Selling Unitholder from selling the Additional Units under the terms of the Underwriting Agreement, subject to (i) restrictions on transferability as contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, and (ii) Liens created or arising under the DRULPA.

4. Upon payment of the Additional Units to be sold by the Selling Unitholder to the Underwriters as provided for in the Underwriting Agreement and the crediting of such Additional Units on the records of The Depository Trust Company (“DTC”) to a security account in the name of the Underwriters, (A) DTC shall be a “protected purchaser” of such Additional Units within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriter shall acquire a security entitlement with respect to such Additional Units and (C) if the Underwriter does not have notice of an “adverse claim” (within the meaning of Section 8-102 of the UCC) to the Additional Units, no action based on the adverse claim may be asserted against the Underwriters with respect to the Additional Units to the extent the Underwriters’ rights are governed by Article 8 of the UCC.

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EXHIBIT B-1

[FORM OF LOCK-UP LETTER]

            , 2014

Morgan Stanley & Co. LLC

Barclays Capital Inc.

Goldman, Sachs & Co.

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, NY 10036

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”), Barclays Capital Inc. and Goldman, Sachs & Co. propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Enable GP, LLC, a Delaware limited liability company (the “General Partner”), Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), and Enogex Holdings LLC, a Delaware limited liability company, providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 25,000,000 common units representing limited partner interests in the Partnership (the “Common Units”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transfers of Common Units as a bona fide gift or gifts and dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that (i) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or disposition and (ii) each donee or distributee shall execute and deliver to the Representatives a lock-

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up letter in the form of this paragraph, (b) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, or (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (i) such plan does not provide for the transfer of Common Units during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Units may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s Common Units except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the General Partner, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer directed Units the undersigned may purchase in the offering. If:

(1) during the last 17 days of the Restricted Period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2) prior to the expiration of the Restricted Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless Morgan Stanley waives, in writing, such extension. The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the initial Restricted Period and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Restricted Period unless the undersigned requests and receives prior written confirmation from the Partnership or Morgan Stanley that the restrictions imposed by this agreement have expired.

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The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

Very truly yours,

(Name)

(Address)

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EXHIBIT B-2

FORM OF WAIVER OF LOCK-UP

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Enable Midstream Partners, LP (the “Partnership”) of 25,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) and the lock-up letter dated April 10, 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [ ● ], 2014, with respect to [ ● ] Common Units (the “Units”).

Morgan Stanley & Co. LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Units, effective [ ● ], 20[ ● ]. This letter will serve as notice to the Partnership of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

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Very truly yours,

Morgan Stanley & Co. LLC

Acting severally on behalf of itself and the several Underwriters

By:
Name:
Title:

cc:	Partnership

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